AMENDMENT NO. 1
                                       TO
               SECOND AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                 CLASS C SHARES
                     METLIFE INVESTORS DISTRIBUTION COMPANY


     AMENDMENT NO. 1 to Distribution Agreement ("Amendment No. 1"), dated as of May 1, 2003, by and between Met Investors Series Trust (the "Trust") and MetLife Investors Distribution Company ("MID").

         The Trust and MID agree to modify and amend the Second Amended and Restated Distribution Agreement relating to Class C Shares dated as of August 30, 2002 (the "Original Agreement" or "Agreement") as herein provided. All terms used in this Amendment No. 1, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

         1. New Portfolios. The Trust hereby authorizes MID to participate in the distribution of Class C Shares of the following new portfolios ("New Portfolios") on the terms and conditions contained in the Agreement:

                  Lord Abbett America's Value Portfolio
                  PIMCO Inflation Protected Bond Portfolio

         2. Effective Date. The effective date of this Amendment No. 1 shall be May 1, 2003 with respect to the New Portfolios.

         3. Duration of Agreement. This Agreement shall continue in effect until August 31, 2003 with respect to the New Portfolios and thereafter will continue on a year to year basis with respect to the Portfolios only so long as the continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         4. Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which MID is authorized to distribute Class C Shares, is hereby replaced in its entirety by Schedule A attached hereto.

         Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

         MET INVESTORS SERIES TRUST       METLIFE INVESTORS DISTRIBUTION COMPANY



         By:                              By:
            -------------------------     ---------------------------------
              Elizabeth M. Forget
              President

                                   SCHEDULE A
                                       TO
                                 AMENDMENT NO. 1
                             DISTRIBUTION AGREEMENT
                                 CLASS C SHARES


Portfolios In Original Agreement:

J.P. Morgan Quality Bond
J.P. Morgan Small Cap Stock (now known as Met/Putnam Capital Opportunities) J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
PIMCO Total Return
PIMCO Money Market
PIMCO Innovation
MFS Mid Cap Growth (now known as T. Rowe Price Mid-Cap Growth)
MFS Research International
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation
Met/AIM Small Cap Growth
Met/AIM Mid Cap Equity
State Street Research Concentrated International (now known as
         Harris Oakmark International)
Third Avenue Value


Portfolios Added by Amendment No. 1:

Lord Abbett America's Value
PIMCO Inflation Protected Bond


Portfolios Deleted by Amendment No. 1:

J.P. Morgan Enhanced Index
J.P. Morgan International Equity
Lord Abbett Developing Growth